SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   April 13, 2009

GLOBAL HOLDINGS, INC.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-150651	20-8403198
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

P.O. Box 6053
East Brunswick, New Jersey 08816
 (Address of Principal Executive Offices)
 _______________

(732) 991-5610
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant's pro forma financial statements and the related notes that will be filed herein.

In this Form 8-K, references to “we,” “our,” “us,” “our company,” or the “Registrant” refer to Global Holdings, Inc., a Nevada corporation.

Item 1.01 Entry Into A Material Definitive Agreement

On April 13, 2009, Global Holdings, Inc. (“Global” or the “Company”), Mitchell Cohen and Stuart Davis (collectively, the “Sellers”) entered into a Share Purchase Agreement (the “Agreement”) with Alpha 1 Security, Inc. (the “Purchaser”), pursuant to which the Sellers, shareholders of the Company, agree to sell an aggregate of 15,140,000 shares, which represents 83% of the issued and outstanding common shares of the Company, to the Purchaser. The transaction shall be closed within 30 days of this Agreement (the “Closing Date”). On the Closing Date, pursuant to the terms of the Agreement, the Sellers shall transfer 83% of all the issued and outstanding shares of the Company (the “Shares”) to the Purchaser for a purchase price of $370,000 (the “Purchase Price”).

The Purchase Price shall be paid in the following manner:

1.	Upon the execution of this Agreement, the Purchaser shall transfer $195,000 (“Initial Payment”) to Anslow & Jaclin, LLP to be released to the Sellers in accordance with the terms of this Agreement.

2.
Within 30 calendar days of the date of this Agreement, the Purchaser shall transfer $175,000 (“Additional Payment”) to Anslow & Jaclin, LLP, as escrow agent, to be held in escrow in accordance with the terms of this Agreement.  In the event that the Additional Payment is not received within the thirty day period, then Purchaser can extend such period for an additional fifteen (15) days at its sole discretion. In consideration for such extension, the Sellers shall retain an additional 180,000 shares of the Company so that they will only be transferring a total of 14,960,000 shares. In the event that the Purchaser does not make the Additional Payment in a timely manner, chooses not to exercise this option or exercises the option and fails to make the Additional Payment within 15 days, then this Definitive Agreement shall be deemed null and void and Sellers shall retain the Initial Payment.

A copy of the Agreement has been included as Exhibit 2.1 to this Current Report and is hereby incorporated by reference. All references to the Agreement and other exhibits to this Current Report are qualified, in their entirety, by the text of such exhibits. This transaction is discussed more fully in Section 2.01 of this Current Report. The information therein is hereby incorporated in this Section 1.01 by reference.

Item 9.01 Financial Statement and Exhibits.

(c) Exhibits.

Exhibit Number	Description

10.1	Share Purchase Agreement by and among Global Holdings, Inc. and Mitchell Cohen and Stuart Davis, and Alpha 1 Security, Inc. dated April 13, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL HOLDINGS, INC.

Date: April 17, 2009	By:	/s/ Mitchell Cohen
Mitchell Cohen
President , CFO, Chairman of the Board of Directors

Date: April 17, 2009	By:	/s/ Stuart Davis
Stuart Davis
Secretary and Director